AMENDMENT TO CUSTODY AGREEMENT

THIS AMENDMENT dated as of December 15, 2016 to the Custody Agreement dated October 1, 1999 (the “Agreement”), by and between The Bank of New York Mellon (formerly known as The Bank of New York) and Westcore Trust, shall be as follows:

WHEREAS, effective after the close of business December 15, 2016, the Westcore Trust wishes to amend the Agreement to include two new series of the Trust, Westcore Smid-Cap Value Dividend Fund and Westcore Municipal Opportunities Fund;

WHEREAS, effective as of December 27, 2016 the Trust and Distributor wish to amend the Agreement to reflect the removal of Westcore Growth Fund, Westcore MIDCO Growth Fund, and Westcore Select Fund and to reflect three new series of the Trust, Westcore Small-Cap Growth Fund II, Westcore Mid-Cap Value Dividend Fund II, and Westcore Large-Cap Dividend Fund.

The attached Appendix B includes the list of the Westcore Trust’s portfolios subject to the Agreement.

Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

Westcore Trust		THE BANK OF NEW YORK MELLON

By:	/s/ Jasper R. Frontz	By:	/s/ Robert R. Jordan
Name:	Jasper R. Frontz	Name:	Robert R. Jordan
Title:	Treasurer and Chief Compliance Officer	Title:	Managing Director

APPENDIX B

List of Series
(effective as of December 15, 2016)
Westcore Growth Fund
Westcore MIDCO Growth Fund
Westcore Select Fund
Westcore Small-Cap Growth Fund
Westcore Global Large-Cap Dividend Fund
Westcore Mid-Cap Value Dividend Fund
Westcore Smid-Cap Value Dividend Fund
Westcore Small-Cap Value Dividend Fund
Westcore Micro-Cap Opportunity Fund
Westcore International Small-Cap Fund
Westcore Plus Bond Fund
Westcore Flexible Income Fund
Westcore Colorado Tax-Exempt Fund
Westcore Municipal Opportunities Fund

APPENDIX B

List of Series
(effective as of December 27, 2016)

Westcore Small-Cap Growth Fund
Westcore Small-Cap Growth Fund II
Westcore Global Large-Cap Dividend Fund
Westcore Large-Cap Dividend Fund
Westcore Mid-Cap Value Dividend Fund
Westcore Mid-Cap Value Dividend Fund II
Westcore Smid-Cap Value Dividend Fund
Westcore Small-Cap Value Dividend Fund
Westcore Micro-Cap Opportunity Fund
Westcore International Small-Cap Fund
Westcore Flexible Income Fund
Westcore Plus Bond Fund
Westcore Municipal Opportunities Fund
Westcore Colorado Tax-Exempt Fund